UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Mercury Computer Systems, Inc.

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October 14, 2005

Dear Shareholder:

Mercury Computer Systems, Inc. will hold its Special Meeting in Lieu of the 2005 Annual Meeting of Shareholders on November 14, 2005 beginning at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109. We look forward to your attending either in person or by proxy, but please note that due to security procedures you will be required to show a form of picture identification to gain access to the offices of Goodwin Procter LLP if you plan to attend the special meeting. The enclosed notice of meeting, the proxy statement and the proxy card from the Board of Directors describe the matters to be acted upon at the meeting.

This year’s meeting will be a business meeting only, with no additional presentations from our business unit executives. The agenda for the meeting includes proposals regarding (1) the election of three Class II directors, and (2) the approval of the Company’s 2005 Stock Incentive Plan. The Board of Directors recommends that you vote FOR the election of its slate of nominees for director and FOR the approval of the Company’s 2005 Stock Incentive Plan.

Please refer to the enclosed proxy statement for detailed information on each of the proposals. If you have any further questions concerning the meeting or the proposals, please feel free to contact us at (978) 256-1300. Your vote is important. Whether or not you expect to attend the meeting, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,

JAMES R. BERTELLI
President and Chief Executive Officer

MERCURY COMPUTER SYSTEMS, INC.

199 RIVERNECK ROAD

CHELMSFORD, MA 01824

(978) 256-1300

Notice of Special Meeting in Lieu of the

2005 Annual Meeting of Shareholders

To Be Held November 14, 2005

To Shareholders:

The Special Meeting in Lieu of the 2005 Annual Meeting of Shareholders of MERCURY COMPUTER SYSTEMS, INC. will be held on Monday, November 14, 2005 at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

1.	To elect three Class II directors, each to serve for a three-year term, as more fully described in the accompanying proxy statement.

2.	To approve the Company’s 2005 Stock Incentive Plan.

3.	To consider and act upon any other business that may properly come before the meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on September 23, 2005 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

ANTHONY J. MEDAGLIA, JR. Secretary

Chelmsford, Massachusetts

October 14, 2005

MERCURY COMPUTER SYSTEMS, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Mercury Computer Systems, Inc. (the “Corporation”) for use at the Special Meeting in Lieu of the 2005 Annual Meeting of Shareholders to be held on Monday, November 14, 2005, at the time and place set forth in the accompanying notice of the meeting, and at any adjournments or postponements thereof. The approximate date on which this proxy statement and form of proxy are first being sent to shareholders is on or about October 14, 2005.

The Corporation’s principal executive offices are located at 199 Riverneck Road, Chelmsford, Massachusetts 01824, telephone number (978) 256-1300.

VOTING AND REVOCABILITY OF PROXIES

If the enclosed proxy is properly executed and is received prior to the meeting, it will be voted in the manner directed by the shareholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted:

•	FOR the election of the nominees for Class II director as set forth in this proxy statement; and

•	FOR the approval of the 2005 Stock Incentive Plan.

It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, by giving a duly executed proxy bearing a later date or by giving written notice of revocation to the Secretary of the Corporation any time before the proxy is exercised. A shareholder of record attending the meeting may vote in person whether or not a proxy has been previously given, but the presence, without further action, of a shareholder at the meeting will not constitute revocation of a previously given proxy.

QUORUM AND REQUIRED VOTE

The holders of a majority in interest of all shares of common stock, par value $.01 per share (“Common Stock”), issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of a nominee for director will be decided by plurality vote. Votes may be cast for or withheld from each nominee. The proposal to approve the 2005 Stock Incentive Plan requires the affirmative vote of a majority of voting shares present in person or represented by proxy at the meeting (following the determination of a quorum). Both abstentions and broker “non-votes” (that is, shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker “non-votes” are not counted as votes cast or shares voting.

RECORD DATE AND VOTING SECURITIES

Only shareholders of record at the close of business on September 23, 2005 are entitled to notice of and to vote at the meeting. At the close of business on that date, there were 21,075,749 shares of Common Stock outstanding and entitled to vote. Each outstanding share of the Corporation’s Common Stock entitles the record holder to cast one vote for each matter to be voted upon.

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

Pursuant to Massachusetts law, the Corporation’s Board is divided into three classes, with each class as nearly equal in number as possible. Presently, the Board consists of eight members, with Dr. Albert P. Belle Isle, Lee C. Steele and Dr. Richard P. Wishner serving as Class I directors; Dr. Gordon B. Baty, George W. Chamillard and Sherman N. Mullin serving as Class II directors; and James R. Bertelli and Russell K. Johnsen serving as Class III directors.

The terms of the Class I, Class II and Class III directors expire in 2007, 2005 and 2006, respectively. Following expiration of its respective current term, each class is then nominated for election for a subsequent three-year term. It is proposed that the Class II nominees listed below, whose terms expire at this meeting, be elected to serve terms of three years and in each case until their successors are duly elected and qualified or until they sooner die, resign or are removed.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS II NOMINEES LISTED BELOW.

Information Regarding Directors

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the Class II nominees named below. If any such nominee should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board may recommend. There are no family relationships between any director or executive officer of the Corporation. The Board has determined that all of the director nominees and incumbent directors listed below are “independent” as such term is defined in the applicable listing standards of NASDAQ, except for Mr. Bertelli, who is also an executive officer of the Corporation.

Set forth below is certain information furnished to the Corporation by the director nominees and by each of the incumbent directors whose terms will continue after the meeting.

Name	Age	Year First Elected a Director	Position with the Corporation or Principal Occupation
Class II Directors—Nominated for a Term Ending in 2008:

Dr. Gordon B. Baty	67	1983	Dr. Baty has been a partner of Zero Stage Capital Co., Inc., a venture capital firm, since 1986. Dr. Baty was the founder and Chief Executive Officer (“CEO”) of Icon Corporation, Context Corporation, and Wormser Engineering, Inc. Dr. Baty is also a director of three private companies and a director of The Charles Stark Draper Laboratory, Inc. at the Massachusetts Institute of Technology.

Sherman N. Mullin	70	1994	Mr. Mullin served as President of Lockheed Advanced Development Company, a defense contractor, from 1990 through 1994. Previously, Mr. Mullin held other engineering and management positions with Lockheed Corporation, an aerospace company, from 1959 to 1990. Mr. Mullin served as an ad hoc advisor to the U.S. Air Force Scientific Advisory Board from 1994 to 2000. He is a Fellow of the American Institute of Aeronautics and Astronautics.

George W. Chamillard	66	2004	Mr. Chamillard has served as Chairman of the Board of Directors of Teradyne, a supplier of automatic test equipment and interconnection systems, since 2000. Mr. Chamillard served as CEO of Teradyne from 1997 until 2004, as President of Teradyne from 1996 until 2003, and has been a director of Teradyne since 1996. Mr. Chamillard served as Chief Operating Officer of Teradyne from 1996 until 1997 and as Executive Vice President of Teradyne from 1994 until 1996. Prior to that time, Mr. Chamillard served as a Vice President of Teradyne.

Name	Age	Year First Elected a Director	Position with the Corporation or Principal Occupation
Class I Directors—Serving a Term Ending in 2007:

Dr. Albert P. Belle Isle	62	1986	Dr. Belle Isle is a private investor in technology-based companies. He is presently Chairman of the Board of PredatorWatch, Inc., a software company, and was President of Custom Silicon, Inc., a semiconductor company. He previously served as a Vice President of Wang Laboratories, Inc. and in various technical and business management positions during fifteen years with the General Electric Company.

Lee C. Steele	56	2003	Mr. Steele is currently a Chief Financial Officer (“CFO”) partner with Tatum Partners, a national professional service firm providing financial and technology leadership services to companies in transition. Previously, Mr. Steele served as Senior Vice President, CFO, and Treasurer of ARIAD Pharmaceuticals Inc., a NASDAQ-listed, development stage biopharmaceuticals firm. Prior to joining ARIAD, Mr. Steele served as Vice President, CFO, and Treasurer of American Science & Engineering Inc. (“AS&E”), a NASDAQ-listed manufacturer of high-technology security systems and medical devices. Prior to joining AS&E, Mr. Steele was a consulting partner with Deloitte & Touche.

Dr. Richard P. Wishner	71	2003	Dr. Wishner has been associated both directly and as a consultant with the Defense Advanced Research Projects Agency (“DARPA”) for a number of years, serving as Director of its Information Exploitation Office from 2001 through 2002. He has also served as an advisor to several government organizations including the Senate Select Committee on Intelligence Technical Advisory Group, the Defense Science Board, the Army Science Board, the National Geospatial-Intelligence Agency and the National Security Agency. Prior to joining DARPA in 1994, Dr. Wishner served briefly in the Office of the Secretary of Defense where he was Assistant Deputy Undersecretary of Defense (Advanced Technology) for Special Projects. He also served as CEO of Advanced Decision Systems, a privately owned artificial intelligence company.

Name	Age	Year First Elected a Director	Position with the Corporation or Principal Occupation
Class III Directors—Serving a Term Ending in 2006:

James R. Bertelli	65	1981	Mr. Bertelli co-founded the Corporation in 1981, and has served as the Corporation’s President, CEO, and as a director since that time, and he has served as the Chairman of the Board since 2002. Prior to founding the Corporation, Mr. Bertelli founded a manufacturer’s representative organization after a brief period at Analogic Corporation in sales management positions. Prior to that, Mr. Bertelli served as a marketing manager for Digital Equipment Corporation’s telephone industry products group. After a tour of duty in the Army Signal Corps, Mr. Bertelli began his high-tech career with RCA Corporation as a computer systems analyst, and later moved into computer sales with RCA and Univac.

Russell K. Johnsen	51	2001	Mr. Johnsen is currently CEO of the Occtane Group, a private company developing and operating a proprietary network of interactive advertising display terminals, and President of Delumina, Inc., a strategic technology consulting and investment firm. In addition, he is a director of three venture capital backed private semiconductor companies. Mr. Johnsen previously served as Vice President for Corporate Business Development and VP/General Manager of the Communications Products Division at Analog Devices. Prior to that, Mr. Johnsen filled various senior management roles at National Semiconductor Corp. He holds a Bachelor’s Degree in Mechanical Engineering from MIT.

Board Meetings and Directors’ Compensation

During fiscal year 2005, there were 11 meetings of the Board of the Corporation. The Board schedules executive sessions at each of its regular meetings, in which the Corporation’s independent directors meet without management present. The Board has established the role of lead independent director, and Mr. Johnsen currently serves in that role, which includes chairing meetings of the independent directors. During fiscal year 2005, there were six meetings of the Audit Committee, 12 meetings of the Compensation Committee, and two meetings of the Nominating and Governance Committee. All of the directors attended during fiscal year 2005 at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the periods they were directors) and (2) the total number of meetings held by committees of the Board on which they served (during the periods they served).

Members of the Corporation’s Board are strongly encouraged to attend the Annual Meeting of Shareholders of the Corporation, or Special Meeting in lieu thereof; however, the Corporation does not have a formal policy with respect to attendance at the Annual Meeting of Shareholders or the Special Meeting in lieu thereof. All of the directors attended the Special Meeting in Lieu of the 2004 Annual Meeting of Shareholders.

On June 28, 2004, the Board approved the following compensation for non-employee directors. Each director who was not an employee of the Corporation receives an annual retainer of $16,000, plus an additional $2,500 for each Board meeting attended, as well as reimbursement for reasonable expenses incurred in connection with attendance at Board and committee meetings. In addition, the lead independent director and the chairmen of the Audit and Compensation Committees each receives an additional annual retainer of $9,000, and the chairman of the Nominating and Governance Committee receives an additional annual retainer of $5,000. Other members of the Audit and Compensation Committees receive an additional annual retainer of $7,500, and other members of the Nominating and Governance Committee receive an additional annual retainer of $3,000. All of the foregoing retainers are payable in quarterly installments. New directors are granted options to purchase 15,000 shares of Common Stock at the first meeting of the Board following their election or at the meeting at which they are elected if elected by the Board between shareholder meetings. These grants vest as to 50% of the shares covered by the award on each of the first two anniversaries of the date of grant.

The cash compensation paid to the current directors in their capacity as such with respect to fiscal year 2005 was as follows:

Director	Cash Compensation
Dr. Gordon B. Baty	$54,750
Dr. Albert P. Belle Isle	$58,500
George W. Chamillard	$53,500
Russell K. Johnsen	$70,000
Sherman N. Mullin	$58,000
Lee C. Steele	$54,250
Dr. Richard P. Wishner	$53,500

In addition to cash compensation, directors were also granted options pursuant to the Corporation’s 1997 Stock Option Plan (the “1997 Plan”). During fiscal year 2005, Drs. Baty, Belle Isle and Wishner and Messrs. Johnsen, Mullin and Steele each were granted an option to purchase 12,000 shares at an exercise price of $23.46 per share. Mr. Chamillard was not granted any options during fiscal year 2005.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee.

The members of the Audit Committee during fiscal year 2005 were Mr. Steele (Chairman), Dr. Baty, Dr. Belle Isle and Mr. Chamillard. The Audit Committee oversees management’s conduct of the Corporation’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Corporation’s systems of internal accounting and financial controls, and the annual independent audit of the Corporation’s financial statements. The Audit Committee also reviews the scope of the Corporation’s engagement of its independent public auditors, pre-approves all audit and non-audit services provided by the auditors and related fees, and discusses with management and the auditors the quality and adequacy of the Corporation’s internal accounting controls. Each member of the Audit Committee is “independent” as such term is defined in the applicable listing standards of NASDAQ and under the rules of the Securities and Exchange Commission (the “SEC”). The Board has also determined that Mr. Steele qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee acts under a written charter, which was amended and restated in February 2004. A copy of the charter can be found on the Corporation’s website at www.mc.com on the Investor Relations page under “Corporate Governance.”

The Compensation Committee is currently comprised of Mr. Mullin (Chairman), Mr. Chamillard, Mr. Johnsen and Dr. Wishner, each of whom qualifies as an independent director as defined by NASDAQ. The Compensation Committee is responsible for administering the Corporation’s stock option plans, reviewing and approving the senior management compensation policy, and annually recommending to the Board the compensation of the CEO. The Compensation Committee acts pursuant to a written charter, which was adopted by the Board on February 4, 2004. A copy of the charter can be found on the Corporation’s website at www.mc.com on the Investor Relations page under “Corporate Governance.”

The members of the Nominating and Governance Committee are Dr. Belle Isle (Chairman), Dr. Baty and Mr. Mullin, each of whom qualifies as an independent director as defined by NASDAQ. The Nominating and Governance Committee recommends nominees to the Board, and has recommended the nominees for election at the meeting. The Nominating and Governance Committee acts pursuant to a written charter, which was adopted by the Board on February 4, 2004. A copy of the charter can be found on the Corporation’s website at www.mc.com on the Investor Relations page under “Corporate Governance.” The Nominating and Governance Committee will consider nominees recommended by shareholders if the shareholder submits the nomination in compliance with applicable requirements. The Nominating and Governance Committee did not receive any shareholder nominations for election of directors at this year’s meeting.

When considering a potential candidate for membership on the Board, the Nominating and Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to the Board and its committees. At a minimum, each nominee is expected to have high personal and professional integrity and demonstrated ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of the shareholders. In addition to the minimum qualifications set forth for each nominee above, when considering potential candidates for the Board, the Nominating and Governance Committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board are comprised entirely of independent directors. The Nominating and Governance Committee may also consider any other standards that it deems appropriate, including whether a potential candidate has direct experience in the industry in which the Corporation operates and whether such candidate, if elected, would assist in achieving a mix of directors that represents a diversity of background and experience. In practice, the Nominating and Governance Committee generally will evaluate and consider all candidates recommended by the directors, officers and shareholders of the Corporation. The Nominating and Governance Committee intends to consider shareholder recommendations for directors using the same criteria as potential nominees recommended by the members of the committee or others.

Shareholders who wish to submit director candidates for consideration should send such recommendations to the Secretary of the Corporation at the Corporation’s executive offices not fewer than 120 calendar days prior to the first anniversary of the date on which the Corporation’s proxy statement for the prior year was released. Such recommendations must include: (1) the name and address of record of the shareholder; (2) a representation that the shareholder is a record holder of the Corporation’s Common Stock, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; (4) a description of the qualifications of the proposed director candidate that address the minimum qualifications described above; (5) a description of all arrangements or understandings between the shareholder and the proposed director candidate; and (6) the consent of the proposed director candidate to be named in the proxy statement and to serve as a director if elected at such meeting. Shareholders must also submit any other information regarding the proposed candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC. See also the information under “Deadlines for Submission of Shareholder Proposals.”

Communicating with Directors

Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of Mercury Computer Systems, Inc. at 199 Riverneck Road, Chelmsford, Massachusetts 01824. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics applicable to its officers, directors and employees. This Code of Business Conduct and Ethics is posted on the Corporation’s website at www.mc.com on the Investor Relations page under “Corporate Governance.” The Corporation intends to satisfy its disclosure requirements regarding any amendment to, or waiver of, a provision of its Code of Business Conduct and Ethics by disclosing such matters on its website. Shareholders may request a copy of the Corporation’s Code of Business Conduct and Ethics free of charge by writing to the Secretary of Mercury Computer Systems, Inc. at 199 Riverneck Road, Chelmsford, Massachusetts 01824.

PROPOSAL 2: APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

There will be presented at the meeting a proposal to approve the Corporation’s 2005 Stock Incentive Plan (the “2005 Plan”), which was adopted by the Board on September 14, 2005.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2005 PLAN.

The Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Corporation by encouraging and enabling the current employees, consultants, officers and non-employee directors and prospective officers of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. The Board anticipates that providing such persons with a direct stake in the Corporation will assure a closer identification of the interests of participants in the 2005 Plan with those of the Corporation and its shareholders, thereby stimulating their efforts on the Corporation’s behalf and strengthening their desire to remain with the Corporation.

Proposal

On September 14, 2005, the Board, upon the recommendation of the Compensation Committee, adopted the 2005 Plan, subject to the approval of the Corporation’s shareholders. The 2005 Plan includes features that are not currently available under the 1997 Plan and provides flexibility to the Compensation Committee to use different equity-based incentive awards as compensation tools to motivate the Corporation’s workforce. Following approval of the 2005 Plan by the shareholders, the Corporation will no longer be permitted to make any grants under the 1997 Plan. The number of shares of Common Stock reserved under the 2005 Plan is identical to the number of shares of Common Stock available for grant under the 1997 Plan. In other words, the Corporation is requesting shareholders to approve a more flexible stock plan without requesting the approval of any additional reserved shares.

The material features of the 2005 Plan are:

•	In connection with the 2005 Plan, no new shares are currently being authorized for issuance. Rather, the maximum number of shares of Common Stock reserved and available for issuance is the sum of (i) the number of shares available under the 1997 Plan on September 14, 2005 when the 2005 Plan was approved by the Board, or 1,960,304 shares, plus (ii) any shares underlying grants under the 1997 Plan that are forfeited, cancelled or are terminated (other than by exercise) from and after September 14, 2005, less (iii) any shares underlying grants made under the 1997 Plan from September 14, 2005 through November 14, 2005, subject to adjustment as set forth in the 2005 Plan;

•	The 2005 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, may grant a variety of incentive awards based on the Common Stock of the Corporation;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock and deferred stock is permitted;

•

The grant of any award other than an option or a stock appreciation right will reduce the number of shares of Common Stock available for issuance under the 2005 Plan by one and three-quarters (1.75) shares of Common Stock for each such share actually subject to the award and will be deemed as an award of 1.75 shares of Common Stock for each such share actually subject to the award. The grant of an option or a stock appreciation right will be deemed as an award of one share of Common Stock for each such share actually subject to the award;

•	Minimum vesting periods for grants of restricted stock and deferred stock awards are required; and

•	Any material amendment (other than an amendment that curtails the scope of the 2005 Plan) is subject to approval by the Corporation’s shareholders.

Based solely on the closing price of the Common Stock as reported by NASDAQ on September 14, 2005 and the maximum number of shares that would have been available for awards as of such date (and assuming that no outstanding awards under the 1997 Plan are forfeited, cancelled or terminated (other than by exercise) after such date), the maximum aggregate market value of the Common Stock that could potentially be issued under the 2005 Plan is $49,987,752. The shares issued by the Corporation under the 2005 Plan will be authorized but unissued shares. The shares of Common Stock underlying any awards that are forfeited, canceled, expire or are terminated (other than by exercise) under the 1997 Plan and the 2005 Plan are added back to the shares of Common Stock available for issuance under the 2005 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2005 Plan.

To ensure that certain awards granted under the 2005 Plan, including awards of restricted stock and deferred stock, to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2005 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (i) the Corporation’s return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels of the Corporation or any subsidiary, division, operating unit or business segment thereof, or any combination of the foregoing; (iii) revenue growth; (iv) operating income as a percentage of sales; (v) total shareholder return; (vi) changes in the market price of the Corporation’s Common Stock; (vii) sales or market share; or (viii) earnings per share. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or deferred stock (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 300,000 shares of Common Stock for any performance cycle, and options or stock appreciation rights with respect to no more than 200,000 shares of Common Stock may be granted to any one individual during any calendar year period.

Summary of the 2005 Plan

The following description of certain features of the 2005 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2005 Plan that is attached hereto as Exhibit A.

Plan Administration.    The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2005 Plan. The Compensation Committee may delegate to the CEO of the Corporation or any other executive officers the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants.    Persons eligible to participate in the 2005 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Corporation and its subsidiaries as selected from time to time by the Compensation Committee. Approximately 883 individuals are currently eligible to participate in the 2005 Plan.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 200,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or deferred stock granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 300,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Effect of Grants.    The grant of any award other than an option or a stock appreciation right will reduce the number of shares of Common Stock available for issuance under the 2005 Plan by one and three-quarters (1.75) shares of Common Stock for each such share actually subject to the award and will be deemed as an award of 1.75 shares of Common Stock for each such share actually subject to the award. The grant of an option or a stock appreciation right will be deemed as an award of one share of Common Stock for each such share actually subject to the award.

Stock Options.    The 2005 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2005 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The maximum number of shares that can be granted in the form of incentive stock options cannot exceed 1,960,304.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. Options may be exercised in whole or in part with written notice to the Corporation.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Corporation by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.    The Compensation Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered and (2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable.

Restricted Stock.    The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section above) and/or continued employment with the Corporation through a specified restricted period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Deferred Stock Awards.    The Compensation Committee may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section above) and/or continued employment with the Corporation through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award.

Detrimental Activity.    The Compensation Committee may cancel, rescind, suspend or otherwise limit any award to a participant if the participant engages in detrimental activities, including rendering services to a competitor of the Corporation, disclosing confidential information without permission, refusing to assign inventions to the Corporation, soliciting employees or customers of the Corporation, engaging in an activity that results in a termination for cause, materially violating any internal policies of the Corporation, or being convicted of, or pleading guilty to, a crime.

Tax Withholding.    Participants in the 2005 Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Corporation to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Corporation shares of Common Stock having a value equal to the amount of such taxes.

Change in Control Provisions.    The 2005 Plan provides that upon consummation of a change in control of the Corporation, 50% of the unvested awards of each grantee with a minimum of six months of service will automatically be fully vested. If such change of control is not approved by the Board, all of the outstanding awards will automatically become fully vested.

Amendments and Termination.    The Board may at any time amend or discontinue the 2005 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2005 Plan, including any amendments that increase the number of shares reserved for issuance under the 2005 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2005 Plan, or materially change the method of determining the fair market value of

Common Stock, will be subject to approval by shareholders. Amendments shall also be subject to approval by the Corporation’s shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2005 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Corporation or a merger or other transaction, the Compensation Committee may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.

Effective Date of the 2005 Plan

The Board adopted the 2005 Plan on September 14, 2005, and the 2005 Plan becomes effective on the date it is approved by shareholders. Awards of incentive options may be granted under the 2005 Plan until September 14, 2015. No other awards may be granted under the 2005 Plan after the date that is 10 years from the date of shareholder approval. If the 2005 Plan is not approved by shareholders, the 1997 Plan will continue in effect, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

No awards have been granted under the 2005 Plan. The number of shares that may be granted to the Corporation’s CEO, executive officers, non-employee directors and non-executive officers under the 2005 Plan is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee. The following table provides information with respect to the number of shares granted under the 1997 Plan for the fiscal year ended June 30, 2005.

	Options			Restricted Stock Grants (1)
Name and Position	Dollar Value (2)	Number	Average Exercise Price	Dollar Value	Number
James R. Bertelli, President and CEO	$1,151,445	75,000	$23.46	$174,570	6,526
Robert D. Becker, Former Senior Vice President, Engineering and Operations(3)	$276,347	18,000	$23.46	—	—
Robert E. Hult, Senior Vice President and CFO	—	—	—	$267,420	9,997
Craig Lund, Vice President and Chief Technology Officer	$337,757	22,000	$23.46	$52,243	1,953
Didier M.C. Thibaud, Vice President and General Manager, Imaging and Visualization Solutions Group	$307,052	20,000	$23.46	$256,746	9,598
All executive officers as a group	$3,224,047	210,000	$23.46	$1,194,227	44,644
All non-executive officer directors	$1,105,388	72,000	$23.46	—	—
Employees as a group (excluding executive officers)	$13,549,715	801,150	$22.62-$31.79	$156,006	5,832

(1)

Restricted stock awards were made on August 12, 2005 in connection with the Corporation’s Long-Term Incentive Plan (“LTIP”) as follows: Mr. Bertelli—6,526 shares; Mr. Hult—2,497 shares; Mr. Lund—1,953 shares; Mr. Thibaud—2,098 shares; all executive officers as a group—20,644 shares; employees as a group

(excluding executive officers)—1,332 shares. These awards vest in four equal annual installments, beginning on the first anniversary of the date of grant. Other restricted stock awards were made on the same date as follows: Mr. Hult—7,500 shares; Mr. Thibaud—7,500 shares; all executive officers as a group—24,000 shares; employees as a group (excluding executive officers)—4,500 shares. These awards vest in full on the fourth anniversary of the date of grant. Value is based on the fair market value of the Corporation’s Common Stock on the date of grant.

(2)	The dollar value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model utilizing the following weighted-average assumptions: (a) expected risk-free interest rate of 3.94% in 2005; (b) expected option life of six years; (c) expected stock volatility of 73.0% for June 30, 2005; and (d) expected dividend yield of 0.0%.
(3)	Mr. Becker departed the Corporation on August 5, 2005.

Equity Compensation Plans

The following table sets forth information as of June 30, 2005 with respect to existing compensation plans under which equity securities of the Corporation are authorized for issuance. The table does not include information about the proposed 2005 Plan that is being submitted for shareholder approval at the meeting.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders(1)	5,084,528	(2)	$25.16	2,091,993	(3)
Equity compensation plans not approved by shareholders	—		—	—

TOTAL	5,084,528		$25.16	2,091,993

(1)	Consists of the Corporation’s 1991, 1997 and 1998 stock option plans and the Corporation’s 1997 Employee Stock Purchase Plan, as amended (“ESPP”).
(2)	Does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased is not determined until the end of the relevant purchase period.
(3)	Includes 126,388 shares available for future issuance under the ESPP and 1,965,605 shares available for future issuance under the 1997 Plan. The Corporation is no longer permitted to grant options under its 1991 and 1998 plans. If the 2005 Plan is approved by the shareholders, the Corporation will no longer be permitted to make grants under the 1997 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2005 Plan. It does not describe all federal tax consequences under the 2005 Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Corporation for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (b) the Corporation will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Corporation receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Corporation’s Deductions

As a result of Section 162(m) of the Code, the Corporation’s deduction for certain awards under the 2005 Plan may be limited to the extent that the CEO or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2005 Plan is structured to allow grants to qualify as performance-based compensation.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table shows any person who is known by the Corporation to be the beneficial owner of more than five percent of the outstanding Common Stock of the Corporation. For purposes of this proxy statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Exchange Act, and means generally the direct or indirect power to vote or dispose of the securities, regardless of any economic interest therein. Unless otherwise indicated, the Corporation believes that each of the persons or entities listed below has sole voting and investing power with respect to all the shares of Common Stock indicated. The percentage ownership number is based on 20,985,248 shares outstanding as of August 31, 2005.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Kayne Anderson Rudnick Investment Management, LLC(1)	1,610,677	7.7%
T. Rowe Price Associates, Inc.(2)	1,292,100	6.2%
Barclays Global Investors, N.A.(3)	1,266,579	6.0%
IronBridge Capital Management, L.L.C.(4)	1,191,668	5.7%
Wellington Management Company, LLP(5)	1,120,300	5.3%
James R. Bertelli(6)	1,106,953	5.2%

(1)	This information has been derived from a Schedule 13F filed with the SEC reporting beneficial ownership as of June 30, 2005. The reporting entity’s address is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.
(2)	This information has been derived from a Schedule 13F filed with the SEC reporting beneficial ownership as of June 30, 2005. The filing reported sole investment discretion over 1,292,100 shares, sole voting power over 261,400 shares and no voting power over 1,030,700 shares. The reporting entity’s address is 100 East Pratt Street, Baltimore, Maryland 21202.
(3)	This information has been derived from a Schedule 13F filed with the SEC reporting beneficial ownership as of June 30, 2005. The filing reported shared investment discretion over 1,266,579 shares, sole voting power over 1,195,276 shares and no voting power over 71,303 shares. The reporting entity’s address is 45 Fremont Street, 17th Floor, San Francisco, California 94105.
(4)	This information has been derived from a Schedule 13F filed with the SEC reporting beneficial ownership as of June 30, 2005. The filing reported sole investment discretion over 1,191,668 shares, sole voting power over 993,241 shares and no voting power over 198,427 shares. The reporting entity’s address is One Parkview Plaza, Suite 600, Oakbrook Terrace, Illinois 60181.
(5)	This information has been derived from a Schedule 13F filed with the SEC reporting beneficial ownership as of June 30, 2005. The filing reported sole investment discretion over 724,800 shares, shared investment discretion over 395,500 shares, sole voting power over 391,900 shares, shared voting power over 180,000 shares and no voting power over 548,400 shares. The reporting entity’s address is 75 State Street, Boston, Massachusetts 02109.
(6)	Includes 12,400 shares owned by Mr. Bertelli’s spouse, with respect to which shares Mr. Bertelli disclaims beneficial ownership, options to purchase 386,057 shares exercisable within 60 days of August 31, 2005, and 6,526 shares of restricted stock (as to which Mr. Bertelli has sole voting power, but no investment power).

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following information is furnished as of August 31, 2005, with respect to Common Stock of the Corporation beneficially owned within the meaning of Rule 13d-3 by: (1) all directors of the Corporation and each director nominee; (2) the CEO of the Corporation and the four most highly compensated executive officers of the Corporation other than the CEO; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned	Percent of Class (1)
Dr. Gordon B. Baty(2)	56,431	*	*
Robert D. Becker(3)	44,444	*	*
Dr. Albert P. Belle Isle(4)	101,926	*	*
James R. Bertelli(5)	1,106,953	5.2%
George W. Chamillard(6)	15,000	*	*
Robert E. Hult(7)	34,997	*	*
Russell K. Johnsen(8)	41,520	*	*
Craig Lund(9)	83,533	*	*
Sherman N. Mullin(10)	60,962	*	*
Lee C. Steele(11)	24,500	*	*
Didier M.C. Thibaud(12)	96,538	*	*
Dr. Richard P. Wishner(13)	25,000	*	*
All directors and executive officers as a group (18 persons)(14)	2,085,056	9.4%

*	Unless otherwise indicated, the address is c/o Mercury Computer Systems, Inc., 199 Riverneck Road, Chelmsford, Massachusetts 01824.
**	Less than 1.0%.
(1)	Percentages are calculated on the basis of 20,985,248 shares of Common Stock outstanding as of August 31, 2005. Options to purchase shares of Common Stock that are exercisable within 60 days of August 31, 2005 are deemed outstanding for computing the ownership of each director or executive officer as a percentage of the total number of shares outstanding, but are not deemed outstanding for computing the percentage of any other person.
(2)	Includes options to purchase 31,952 shares exercisable within 60 days of August 31, 2005.
(3)	Includes options to purchase 43,000 shares exercisable within 60 days of August 31, 2005. Mr. Becker departed the Corporation on August 5, 2005.
(4)	Includes options to purchase 41,926 shares exercisable within 60 days of August 31, 2005.
(5)	Includes 12,400 shares owned by Mr. Bertelli’s spouse, with respect to which shares Mr. Bertelli disclaims beneficial ownership, options to purchase 386,057 shares exercisable within 60 days of August 31, 2005, and 6,526 shares of restricted stock (as to which Mr. Bertelli has sole voting power, but no investment power).
(6)	Includes options to purchase 15,000 shares exercisable within 60 days of August 31, 2005.
(7)	Includes options to purchase 25,000 shares exercisable within 60 days of August 31, 2005, and 9,997 shares of restricted stock (as to which Mr. Hult has sole voting power, but no investment power).
(8)	Includes 3,000 shares held jointly with Mr. Johnsen’s spouse and options to purchase 38,520 shares exercisable within 60 days of August 31, 2005.

(9)	Includes options to purchase 77,080 shares exercisable within 60 days of August 31, 2005, and 1,953 shares of restricted stock (as to which Mr. Lund has sole voting power, but no investment power).
(10)	Includes 19,036 shares held jointly with Mr. Mullin’s spouse and options to purchase 41,926 shares exercisable within 60 days of August 31, 2005.
(11)	Includes options to purchase 24,500 shares exercisable within 60 days of August 31, 2005.
(12)	Includes options to purchase 86,940 shares exercisable within 60 days of August 31, 2005, and 9,598 shares of restricted stock (as to which Mr. Thibaud has sole voting power, but no investment power).
(13)	Includes 500 shares held jointly with Dr. Wishner’s spouse and options to purchase 24,500 shares exercisable within 60 days of August 31, 2005.
(14)	Includes options held by all directors, Named Executive Officers and all other executive officers of the Corporation to purchase 1,137,922 shares exercisable within 60 days of August 31, 2005, and 44,644 shares of restricted stock (as to which each has sole voting power, but no investment power).

Notwithstanding anything to the contrary set forth in any of the Corporation’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate other filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee on Executive Compensation, the Report of the Audit Committee on page 30 and the Shareholder Return Performance Graph on page 22 are not “soliciting material,” are not deemed filed with the SEC and shall not be incorporated by reference into any other filing.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has furnished the following report on executive compensation.

The Compensation Committee administers the Corporation’s stock option plans, makes annual recommendations to the full Board regarding the CEO’s salary, bonus, and equity-based compensation, and oversees the executive compensation program for the Corporation’s other employees, including its executive officers. During fiscal year 2005, the Compensation Committee was composed of independent directors who were not employees of the Corporation.

Compensation Philosophy

The Corporation’s compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Corporation’s shareholders. The compensation policies are designed to achieve the following objectives:

•	Offer compensation opportunities that attract highly qualified executives, reward exceptional initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

•	Maintain a significant portion of executives’ total compensation at risk, tied to both the annual and long-term financial performance of the Corporation and the creation of shareholder value.

•	Further the Corporation’s short-term and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Executive Compensation

Compensation of executive officers other than the CEO is recommended by the CEO and is subject to approval by the Compensation Committee. The Compensation Committee historically has obtained outside survey data regarding executive and senior level compensation and provided this data to the CEO to assist him in making compensation recommendations. Compensation for executive officers is comprised of base salary, annual cash bonuses and periodic stock option and restricted stock grants.

Base salary.    Annual determinations of base salaries are made based in part on the competitive pay practices of companies in the same industry of similar size and market capitalization, the skills, performance level, and contribution to the business of the individual executives, and the needs of the Corporation.

Annual cash incentive awards.    The Corporation’s executive officers are eligible to receive annual cash bonus awards which are designed to motivate executives to attain short-term and longer-term corporate and individual management goals, and are based on achieving personal, business unit and corporate goals. For senior vice presidents, target bonuses of 45% of base salary were established for fiscal year 2005, of which 55% was tied to financial performance targets, and 45% was tied to personal objectives for purposes of determining achievement of 100% of the target bonus. For corporate vice presidents, target bonuses ranged between 30% and 45% of base salary for fiscal year 2005, of which 30-55% was tied to financial performance targets, and 45-70% was tied to personal objectives for purposes of determining achievement of 100% of the target bonus. Award levels varied depending upon the achievement of performance criteria established by the CEO. The bonus criteria for each executive officer were tailored to the achievement of financial and operational goals specifically developed for that officer’s area of responsibility, as well as overall corporate performance and the attainment of other individual objectives. Based on these criteria, for fiscal year 2005 the Corporation’s executive officers (other than the CEO) received bonuses under the annual bonus program ranging from 34.1% to 43.5% of their respective base salaries. Each executive officer also received a $500 holiday bonus during fiscal year 2005.

Long-term incentive plan.    Certain of the Corporation’s executive officers are eligible to receive awards under the Corporation’s Long-Term Incentive Plan (“LTIP”) if the Corporation’s operating income as a percentage of sales revenues and revenue growth year-over-year meet or exceed threshold targets established by the Compensation Committee at the beginning of a fiscal year. Target awards are calculated as a percentage of the participant’s base salary, which percentage is identical to the participant’s target bonus under the annual bonus program. For fiscal year 2005, the Corporation exceeded the performance targets and the participating executive officers (including the CEO) received 118.75% of their target awards. Fifty percent of each award was paid in cash and 50% of each award was paid in the form of restricted stock.

Equity incentive.    The Compensation Committee believes that stock options and restricted stock are excellent vehicles for compensating its officers and employees. The Corporation provides long-term incentives through its stock incentive and stock purchase plans, a purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments, generally over four years. Restricted stock awards either vest 100% at the end of a four-year period or in equal annual installments over a four-year period. When determining equity awards for an executive officer, the Compensation Committee considers the executive’s current contribution to the Corporation’s performance, the anticipated contribution to meeting the Corporation’s long-term strategic performance goals and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration.

Deferred compensation plan.    An executive non-qualified deferred compensation plan was established during fiscal year 2001. In accordance with the deferred compensation plan, executives of the Corporation may elect to defer up to 35% of their total compensation.

Compensation of CEO.    The CEO’s compensation is recommended by the Compensation Committee and is subject to approval by the full Board, and is comprised of base salary, annual cash incentive awards, and stock option and restricted stock grants. In determining the base salary paid to Mr. Bertelli for fiscal year 2005, the Compensation Committee considered his level of responsibility, salary increases awarded to him in the past, his experience, his potential, and compensation programs of other companies of similar size and characteristics. Mr. Bertelli’s aggregate base salary for fiscal year 2005 was $419,015, which represented an increase of approximately 8.0% over his aggregate base salary for the prior year.

Annual cash bonuses to Mr. Bertelli are based on the attainment of individual and corporate performance targets established at the beginning of the fiscal year. For fiscal year 2005, a target bonus of 70% of base salary was established under the annual bonus program, of which 60% was tied to financial performance targets, and

40% was tied to personal objectives for purposes of determining achievement of 100% of the target bonus. Based on these criteria, Mr. Bertelli received a cash bonus of $244,020 under the annual bonus program, a $500 holiday bonus, and an award equal to $349,133 under the Corporation’s LTIP, of which $174,563 was paid in cash and the remaining $174,570 was paid in the form of 6,526 shares of restricted stock. During fiscal year 2005 Mr. Bertelli also received an option to acquire 75,000 shares of the Corporation’s Common Stock based on his performance in fiscal year 2004.

Tax deductibility of compensation.    In 1993, the Code was amended to limit the deduction a public company is permitted for compensation paid to the CEO and to the four most highly compensated executive officers, other than the CEO. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Corporation’s shareholders. In its deliberations, the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Compensation Committee considers commensurate with their responsibilities and achievements. The Corporation has not adopted a policy that all executive compensation be fully deductible.

By the Compensation Committee of the Board of Directors of Mercury Computer Systems, Inc.

Sherman N. Mullin, Chairman

George W. Chamillard

Russell K. Johnsen

Dr. Richard P. Wishner

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return of the Corporation’s Common Stock against the cumulative total return of the Hemscott Group 810 Diversified Computer Systems Index (consisting of ten companies) (the “Hemscott Group Index”) maintained by Hemscott, Inc. (formerly known as CoreData), and the Russell 2000 Index for the period June 30, 2000 through June 30, 2005. The graph and table assume that $100 was invested on June 30, 2000 in each of the Corporation’s Common Stock, the Hemscott Group Index, and the Russell 2000 Index and that all dividends were reinvested. This data was furnished by Hemscott Inc.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

AMONG MERCURY COMPUTER SYSTEMS, INC.,

HEMSCOTT GROUP INDEX AND RUSSELL 2000 INDEX

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2005, Sherman N. Mullin, George W. Chamillard, Russell K. Johnsen and Dr. Richard P. Wishner served on the Compensation Committee of the Corporation’s Board for the entire year. No member of the Compensation Committee was an officer or employee of the Corporation or any of its subsidiaries during fiscal year 2005 or had any business relationship or affiliation with the Corporation or any of its subsidiaries (other than his service as a director).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has arrangements with certain parties that do not meet the technical disclosure requirements of related parties and are not material in the aggregate. These individual arrangements either fall under reporting thresholds or are with non-immediate family members of executive officers of the Corporation. Notwithstanding that such arrangement falls under the reporting threshold, in July 2004, the Corporation entered into a consulting contract with David Bertelli, the brother of the Corporation’s CEO and former Senior Vice President, Organizational Development, under which the Corporation paid David Bertelli $30,000 for consulting services during fiscal year 2005 as well as $25,000 of life insurance premiums for the benefit of David Bertelli during fiscal year 2005.

EXECUTIVE OFFICERS

Executive officers hold office until the first meeting of the Board following the next Annual Meeting of Shareholders (or Special Meeting in lieu thereof) and until their successors are elected and qualified or until their earlier death, resignation or removal. The following persons are the executive officers of the Corporation:

Name	Age	Position
James R. Bertelli	65	President and CEO
Craig Barrows	50	Vice President, General Counsel
Alex N. Braverman	46	Vice President, Controller and Chief Accounting Officer
Douglas F. Flood	48	Vice President, Corporate Development
Joseph M. Hartnett	40	Vice President, Finance
Robert E. Hult	58	Senior Vice President, Operations and Finance, CFO
Barry S. Isenstein	49	Vice President and General Manager, Defense Business
Craig Lund	45	Vice President, Chief Technology Officer
Craig A. Saline	58	Senior Vice President, Organization Development and Human Resources
Mark F. Skalabrin	42	Vice President and General Manager, Advanced Business Solutions
Didier M.C. Thibaud	44	Senior Vice President, Defense & Commercial Businesses

Mr. Bertelli co-founded the Corporation in 1981, and has served as the Corporation’s President, CEO and a director since that time. For further information, see “Proposal 1: Election of Class II Directors—Information Regarding Directors.”

Mr. Barrows joined the Corporation in August 2005 as Vice President, General Counsel. Before joining the Corporation, Mr. Barrows served as Vice President, General Counsel and Secretary for New England Business Service, Inc. from 1998 to 2004. Previously, he served as General Counsel and Secretary for Media 100 Inc. from 1996 to 1998 and as General Counsel for M/A-COM, Inc. from 1994 to 1996.

Mr. Braverman joined the Corporation in October 2005 as Vice President, Controller and Chief Accounting Officer. Before joining the Corporation, Mr. Braverman served as Vice President, Chief Accounting Officer and Corporate Controller for NMS Communications Corporation, a provider of technologies, platforms and systems to wireless and wireline telecommunications operators, and network equipment and application providers, from 1999 to July 2005. From 1994 to 1998, Mr. Braverman held senior financial executive positions at Concentra Corporation, a developer of sales and engineering software automation products, ultimately serving as Vice President, Chief Financial Officer and Treasurer, and from 1988 to 1994 he served as Controller for Artel Communications Corporation, a manufacturer of networking products.

Mr. Flood joined the Corporation in 1998 as Vice President, Corporate Development, and is responsible for identifying and developing new business and market opportunities for the Corporation. This includes exploring strategic partnership, merger and acquisition opportunities, and technology licensing possibilities, in order to ensure the Corporation’s continued leadership in its core market segments, as well as to identify and pursue new markets for its technology. Prior to joining the Corporation, Mr. Flood was Senior Vice President for business development and planning at FTP Software, Inc., where he identified and managed partnerships and acquisitions, including alliances with MCI WorldCom and IBM. He has also held positions with the law firm of Fish & Richardson, which concentrates in licensing and copyright; The Dun & Bradstreet Corp.; and Raytheon Company.

Mr. Hartnett joined the Corporation in 2002 and has been Vice President, Finance since October 2005. Prior to that time, he served as Controller and Chief Accounting Officer from 2002 to October 2005. Mr. Hartnett was the acting CFO from June 2003 to February 2004. Before joining the Corporation, Mr. Hartnett served as Corporate Controller for Sycamore Networks and Object Design from 1997 to 2002. Mr. Hartnett is a certified public accountant and previously was an Audit Manager at Deloitte & Touche.

Mr. Hult joined the Corporation in 2004 as Senior Vice President and CFO, and is responsible for the Corporation’s finance, administration, and treasury functions. In May 2005, Mr. Hult assumed additional responsibilities for the Corporation’s manufacturing operations/supply chain and customer service and support. He has specific expertise within the technology and telecommunications industries and extensive experience in managing acquisitions and overseeing financial operations for companies working in high-growth markets. Before joining the Corporation, Mr. Hult served as Chief Financial Officer, Treasurer and Senior Vice President for NMS Communications Corporation. Previously, he was employed by Digital Equipment Corporation (“Digital”) for more than two decades in positions of increasing responsibility within the company’s corporate and regional finance groups. He served as Chief Financial Officer for Digital’s AltaVista Internet Software group and as Vice President and General Manager of the AltaVista Internet search engine. Mr. Hult also serves as a director of Centra Software, where he chairs the Audit Committee and is a member of the Compensation Committee.

Mr. Isenstein joined the Corporation in 1984 and has been Vice President and General Manager, Defense Business (formerly known as the Defense Electronics Group) since 2002. Mr. Isenstein has held several positions while at the Corporation including: Vice President and General Manager of the Wireless Communications Group, strategic marketing and application engineering roles. Prior to joining the Corporation, he was a senior scientist at Coulter Biomedical Corporation and spent three years on staff at Case Western Reserve University at the Picture Processing Laboratory facility of the Biomedical Engineering department.

Mr. Lund joined the Corporation in 1999 and coordinates the Corporation’s Technology Office, which is the Corporation’s lead lobbyist for strategic technology investments that anticipate the Corporation’s existing customer requirements as well as those that open new markets. The Technology Office drives the Corporation to aggressively leverage breakthrough innovations and disruptive technologies. Prior to joining the Corporation, Mr. Lund was president of Local Knowledge, a technical consulting group he founded in 1991 to provide clients, including the Corporation, with technology-oriented market research and business planning services. Prior to Local Knowledge, Mr. Lund led the engineering group at the Corporation from 1986 to 1988. He also held engineering and marketing roles at Charles River Data Systems.

Mr. Saline joined the Corporation in 2004 as Vice President, Organization Development and Human Resources, and has been Senior Vice President, Organization Development and Human Resources since July

2005. He has more than 33 years of human resources experience with global manufacturing and technology companies, with specific expertise in change management, leadership and team development and business process improvements. Mr. Saline began his career with General Electric Company, holding varying assignments in appliances, television, medical system information systems and aircraft businesses. Most recently he served as interim Vice President, Human Resources for Tufts New England Medical Center. Previously, he served as Senior Vice President, Human Resources for World Kitchen, and Senior Vice President, Human Resources, North American region for Reckitt Benckiser, Inc. Mr. Saline also held the senior human resources leadership positions with Teledyne, Inc. and Marshalls, Inc.

Mr. Skalabrin joined the Corporation in 1991 as an Application Engineer and has served as Vice President and General Manager, Advanced Solutions Business (formerly known as the OEM Solutions Group) since November 2001. Prior to joining the Corporation, Mr. Skalabrin worked for the Naval Undersea Warfare Engineering Station in Keyport, Washington developing advanced signal processing solutions. He was also assigned to the Naval Sea Systems Command in Washington, D.C. working on the DARPA-sponsored unmanned undersea vehicle program.

Mr. Thibaud joined the Corporation in 1995 as an Account Executive and has been Senior Vice President, Defense & Commercial Businesses since July 2005. Prior to that time, he was Vice President and General Manager, Imaging and Visualization Solutions Group from 2000 to June 2005. Prior to joining the Corporation in 1995, Mr. Thibaud was technical director and account manager for Horizon Technologies, developing European business for digital signal processing (DSP) products. Previously, at ONERA, the French National Research Center for Aerospace, he spent several years managing research and development of DSP applications in medical and defense electronics and was engineering manager for multiprocessor systems for tracking and surveillance radar. Mr. Thibaud started his career with CHU Lille hospital’s center for medical signal processing research.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid for the Corporation’s three most recent fiscal years ended June 30, 2005 to the Corporation’s CEO and each of the Corporation’s four other most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards (1)
Name and Principal Position	Year	Salary	Bonus (2)	Other Annual Compensation (3)	Restricted Stock Awards (4)	Securities Underlying Options (#)	All Other Compensation (5)
James R. Bertelli	2005	$419,015	$419,083	$42,988	$174,570	75,000	$90,490
President and CEO	2004 2003	387,986 364,246	288,123 351,160	— 16,616	— —	75,000 115,000	62,016 54,166

Robert D. Becker	2005	219,766	134,384	11,539	—	18,000	29,045
Former Senior Vice President, Engineering and Operations(6)	2004 2003	212,382 208,146	116,804 149,910	— —	— —	20,000 38,000	3,095 8,675

Robert E. Hult	2005	250,016	172,890	—	66,795	—	8,381
Senior Vice President and CFO(7)	2004 2003	81,736 —	71,511 —	— —	— —	100,000 —	2,174 —

Craig Lund	2005	219,281	135,839	—	52,243	22,000	33,458
Vice President, Chief Technology Officer(8)	2004 2003	196,630 —	108,953 —	— —	— —	16,000 —	3,244 —

Didier M.C. Thibaud	2005	228,434	149,803	30,820	56,121	20,000	23,142
Vice President and General Manager, Imaging and Visualization Solutions Group(9)	2004 2003	176,857 178,366	112,607 68,705	18,625 17,900	— —	15,000 30,000	23,142 —

(1)	The Corporation has not issued stock appreciation rights. In addition, the Corporation does not maintain a “long-term incentive plan,” as that term is defined by applicable SEC rules. Securities underlying options are shares of the Corporation’s Common Stock.
(2)	Represents amounts paid out under the Corporation’s annual bonus program and, for fiscal year 2005, under the Corporation’s LTIP. Fifty percent (50%) of the bonus under the LTIP for each Named Executive Officer (other than Mr. Becker) was paid in the form of restricted shares in lieu of cash. The dollar value of these restricted shares is excluded from the amounts reported in this column, and is included under the column heading “Restricted Stock Awards”.
(3)

The amounts reported for fiscal year 2005 for Messrs. Bertelli and Becker represent gross-up payments for their respective tax liability arising from the Corporation’s payment of premiums on executive dollar life insurance policies for the benefit of such individuals. The amount reported for fiscal year 2003 for

Mr. Bertelli represents payments related to a leased automobile provided by the Corporation. The amount reported for fiscal year 2005 for Mr. Thibaud includes (a) $18,658 in payments related to a leased automobile provided by the Corporation and (b) $12,162 in gross-up payment for his tax liability arising from the Corporation’s payment of premiums on an executive life insurance policy for his benefit. The amounts reported for fiscal years 2004 and 2003 for Mr. Thibaud represent payments related to a leased automobile provided by the Corporation.

(4)	The amounts reported represent the value on the date of grant of restricted shares that were awarded to each Named Executive Officer in lieu of cash under the LTIP. These awards vest in four equal annual installments, beginning on the first anniversary of the date of grant. Dividends, if any, are payable on unvested awards to the same extent as they are paid on the Common Stock generally. No shares of restricted stock were outstanding as of June 30, 2005.
(5)	The table below presents the components of this column for fiscal year 2005, which represent (a) the value of the Corporation’s matching contributions to the account of each Named Executive Officer pursuant to the terms of the Company’s 401(k) plan, and (b) the value of premiums paid by the Corporation for executive dollar life insurance policies for the benefit of such individuals.

Name	401(k) Plan Matching Contribution	Executive Life Insurance Premiums
James R. Bertelli	$8,694	$81,796
Robert D. Becker	7,090	21,955
Robert E. Hult	8,381	—
Craig Lund	6,354	27,104
Didier M.C. Thibaud	—	23,142

(6)	Mr. Becker departed the Corporation on August 5, 2005.
(7)	Mr. Hult joined the Corporation in February 2004.
(8)	Mr. Lund became an executive officer of the Corporation in January 2004.
(9)	A portion of Mr. Thibaud’s salary and bonus is paid in U.S. Dollars, which is attributable to his employment with the Corporation in the United States, and the remainder is paid in Euros, which is attributable to his employment with Mercury Computer Systems SARL in France. Due to fluctuations in the conversion rate between Euros and U.S. Dollars (“USD”), the amounts in the salary column reflect fiscal year-end conversion rates, rather than the USD equivalent at the time the salary was determined. Amounts in the other annual compensation column attributable to payments related to a leased automobile provided by the Corporation are treated in the same manner as salary. With respect to the portions of Mr. Thibaud’s bonuses that were paid in Euros, the table reflects the conversion rate at the time each such bonus payment was made.

Option Grants, Exercises and Holdings

Option Grants.    The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended June 30, 2005. The Corporation did not issue any stock appreciation rights, or SARs, during the fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)(2)	Expiration Date	Grant Date Value ($)(3)
James R. Bertelli	75,000	7.42%	$23.46	7/28/14	$1,151,445
Robert D. Becker	18,000	1.78%	$23.46	7/28/14	$276,347
Robert E. Hult	—	—	—	—	—
Craig Lund	22,000	2.18%	$23.46	7/28/14	$337,757
Didier M.C. Thibaud	20,000	1.98%	$23.46	7/28/14	$307,052

(1)	The stock options awarded vest as to 25% of the shares covered by each award on each of the first four anniversaries of the date of grant, beginning on July 28, 2006, provided that the grantee’s employment has not been terminated, except that all or a portion of such options will vest immediately in the case of a change of control of the Corporation.
(2)	The exercise price is equal to the closing price of the Corporation’s Common Stock on The NASDAQ National Market on July 28, 2004.
(3)	The dollar value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model utilizing the following weighted-average assumptions: (a) expected risk-free interest rate of 3.94% in 2005; (b) expected option life of six years; (c) expected stock volatility of 73.0% for June 30, 2005; and (d) expected dividend yield of 0.0%.

Aggregated Option Exercises in Last Fiscal Year and June 30, 2005 Option Values.    The following table provides information on option exercises and on the value of the Named Executive Officers’ unexercised options at June 30, 2005.

Option Exercises and Remaining Holdings of Named Executive Officers as of June 30, 2005

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Values of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Bertelli	—	—	319,807	188,750	$3,425,103	$1,399,713
Robert D. Becker	—	—	81,850	52,000	207,070	356,920
Robert E. Hult	—	—	25,000	75,000	0	0
Craig Lund	24,100	$351,204	72,380	44,000	423,891	271,900
Didier M.C. Thibaud	4,000	91,814	70,690	56,250	172,130	305,188

(1)	Value of unexercised in-the-money stock options represents the difference between the exercise prices of the stock options and the closing price of the Corporation’s Common Stock on The NASDAQ National Market on June 30, 2005, which was $27.42.

Termination of Employment Arrangements

Robert D. Becker departed the Corporation on August 5, 2005. Mr. Becker has entered into a Separation Agreement with the Corporation pursuant to which he will continue to receive payments equal to his base salary (at a rate of $4,230.77 per week) for a period of thirty-nine weeks, less appropriate deductions and witholdings. During the salary continuation period, he will be eligible to participate in the Corporation’s health, life insurance and health and dependent care flexible spending plans to the same extent as the Corporation’s active employees. The Corporation has also agreed to pay for up to 26 weeks of executive outplacement services for Mr. Becker in an aggregate amount not to exceed $52,000. In consideration of the foregoing benefits, Mr. Becker has given the Corporation a general release of any claims arising out of his employment with the Corporation or the termination of such employment.

AUDIT COMMITTEE OF THE BOARD

Report of the Audit Committee

The following is the report of the Audit Committee of the Board of the Corporation with respect to the Corporation’s audited financial statements for the fiscal year ended June 30, 2005. Management is responsible for the Corporation’s internal controls and financial reporting process. The Corporation’s independent registered public accounting firm is responsible for performing an audit of the Corporation’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee reviewed the Corporation’s audited financial statements for the fiscal year ended June 30, 2005, and discussed these financial statements with the Corporation’s management. Management represented to the Audit Committee that the Corporation’s financial statements had been prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited financial statements and the matters required to be discussed by Statement of Auditing Standards Nos. 61 and 90, as amended (“Communication with Audit Committees”), with the Corporation’s independent registered public accounting firm. Those Statements of Accounting Standards require the independent registered public accounting firm to ensure that the Audit Committee received information regarding the scope and results of the audit. In addition, the Audit Committee received the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm its independence.

Based on its review and the discussions with management and the independent registered public accounting firm described above, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Corporation’s Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

By the Audit Committee of the Board of Directors of Mercury Computer Systems, Inc.

Lee C. Steele, Chairman

Dr. Gordon B. Baty

Dr. Albert P. Belle Isle

George W. Chamillard

Fees

Management has advised the Audit Committee that aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers LLP for the fiscal years ended June 30, 2005 and 2004 were as follows:

	2005	2004
Audit	$1,666,000	$649,000
Audit-Related	93,000	221,000
Tax	—	65,000
All Other	5,000	1,000

	$1,764,000	$936,000

Audit fees for the fiscal year ended June 30, 2005 were for professional services provided for the audits of the Corporation’s consolidated financial statements and of the Corporation’s internal control over financial reporting as well as statutory audits and reviews of the financial statements included in each of the Corporation’s Quarterly Reports on Form 10-Q. Audit fees for the fiscal year ended June 30, 2004 were for professional services provided for the audit of the Corporation’s consolidated financial statements, statutory audits, reviews of the financial statements included in each of the Corporation’s Quarterly Reports on Form 10-Q, and providing comfort letters in connection with securities underwritings.

Audit-related fees for the fiscal years ended June 30, 2005 and 2004 were for due diligence services related to mergers and acquisitions, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax fees for the fiscal year ended June 30, 2004 were for services related to tax compliance and planning and advice, including tax return preparation or review and assistance with tax audits.

All other fees for the fiscal years ended June 30, 2005 and 2004 were for license fees.

Pre-approval Policies

The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by the Corporation’s independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent registered public accounting firm. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

The pre-approval requirement is waived with respect to the provision of non-audit services for the Corporation if (1) the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent of the total amount of fees paid by the Corporation to its independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (2) such services were not recognized at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee.

The Audit Committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of its registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has not yet appointed an independent registered public accounting firm to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ending June 30, 2006. PricewaterhouseCoopers LLP served as the Corporation’s independent registered public accounting firm for the fiscal year ended June 30, 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors and persons beneficially owning more than 10% of the outstanding Common Stock of the Corporation to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors and beneficial owners of greater than 10% of the Corporation’s Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the fiscal year ended June 30, 2005 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock were complied with.

DEADLINES FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Under regulations adopted by the SEC, any proposal submitted for inclusion in the Corporation’s proxy statement relating to the Annual Meeting of Shareholders to be held in 2006 must be received at the Corporation’s principal executive offices in Chelmsford, Massachusetts on or before June 16, 2006. Receipt by the Corporation of any such proposal from a qualified shareholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

In addition to the SEC requirements regarding shareholder proposals, the Corporation’s By-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals regarding the election of directors, are to be considered at the 2006 Annual Meeting of Shareholders, notice of them, whether or not they are included in the Corporation’s proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation on or before August 5, 2006. The notice must include the information set forth in the Corporation’s By-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

OTHER MATTERS

Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

EXPENSES AND SOLICITATION

The cost of this solicitation of proxies will be borne by the Corporation. In addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee, and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation. In addition, the Corporation has retained The Altman Group to assist in soliciting proxies and will pay fees estimated at $7,000, plus disbursements, in connection with the solicitation.

ANNUAL REPORT ON FORM 10-K

THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC FOR THE CORPORATION’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN OR ORAL REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, MERCURY COMPUTER SYSTEMS, INC., 199 RIVERNECK ROAD, CHELMSFORD, MASSACHUSETTS 01824 (978-256-1300).

By Order of the Board of Directors

ANTHONY J. MEDAGLIA, JR., Secretary

Chelmsford, Massachusetts

October 14, 2005

Exhibit A

MERCURY COMPUTER SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Mercury Computer Systems, Inc. 2005 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective officers) of Mercury Computer Systems, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company and to induce qualified individuals who have received offers of employment to become officers of the Company to enter and remain in the employ of the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards and Restricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” on any given date means if the shares of Stock are listed on any national securities exchange, or traded on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) National Market System, the closing price, if any, on the largest such exchange, or if not traded on an exchange, the Nasdaq National Market System on the day the Award is granted, or if the date of grant is not a business day, the business day immediately preceding the date of the grant, or if there are no sales of shares of Stock on the date of grant or on the business day immediately preceding the date of grant, the fair market value of a share of Stock shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NM, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported in the National Daily Quotation Service for the date of grant, or if the date of grant is not a business day, the business day immediately preceding the date of the grant, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding two sentences, it shall be determined in good faith by the Administrator.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Committee.    The Plan shall be administered by the Committee (the “Administrator”).

(b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)	to select the individuals to whom Awards may from time to time be granted;

(ii)	to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)	to determine the number of shares of Stock to be covered by any Award;

(iv)	to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)	subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and

(vii)	at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

Notwithstanding the foregoing, the Administrator’s power and authority to make grants under the Plan shall be subject to the right of the Board, upon its request, to ratify Awards granted to the Chairman and other individuals specified by the Board, and in such event, the date of grant shall be the date of Board ratification.

(c)    Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company or any other person designated by the Board as an “executive officer” as defined in Rule 3b-7 under the Exchange Act all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Detrimental Activity.    Unless the award agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any Award (whether vested or unvested, exercised or unexercised) at any time if the recipient is not in compliance with all applicable provisions of the award agreement and the Plan, or if the recipient engages in any “Detrimental Activity.” For purposes of this Section 2, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company’s Employee Confidentiality Agreement or such other agreement regarding confidential information and intellectual property that the recipient the Company may enter into (collectively, the “Confidentiality Agreement”), relating to the business of the Company, acquired by the recipient either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Confidentiality Agreement or otherwise, all right, title and interest in any invention or idea, patentable or not, made or conceived by the recipient during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the recipient’s employment for cause; (v) a material violation of any rules, policies, procedures or guidelines of the Company; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (vii) the recipient being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company.

(e)    Indemnification.    Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to the sum of (i) 1,960,304 (which equals the number of shares of Stock that remain available for grants under the Mercury Computer Systems, Inc. 1997 Stock Option Plan (the “1997 Plan”) on the date this Plan was adopted by the Board of Directors), plus (ii) the number of shares of Stock underlying any grants under the 1997 Plan that are forfeited, canceled or are terminated (other than by exercise) from and after the date this Plan was adopted by the Board of Directors, minus (iii) any shares of Stock underlying any grants made under the 1997 Plan between the date this Plan was adopted by the Board of Directors and the Effective Date, subject to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, expire or are terminated (other than by exercise) under this Plan shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations and Section 3(c), shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 200,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and provided, further, that in no event may Incentive Stock Options granted under the Plan exceed 1,960,304 shares of Stock. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)    Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), as an Award of one and three-quarters (1.75) shares of Stock for each such share actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares available for issuance under Section 3(a), as an Award of one share of Stock for each such share actually subject to the Award.

(c)    Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(d)    Mergers and Other Transactions.    In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding vested and exercisable Options and Stock Appreciation Rights held by such grantee.

Notwithstanding anything to the contrary in this Section 3(d), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding vested and exercisable Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to such outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(e)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and qualified individuals who have received offers of employment to become officers of the Company) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

(a)    Grant of Stock Options.    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a

“subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.

(c)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

(d)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased; provided, however, that no Stock Option may be partially exercised with respect to fewer than 50 shares. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i)	In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)	Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii)	By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f)    Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    STOCK APPRECIATION RIGHTS

(a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i)	Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable; provided, however, that no Stock Appreciation Right may be partially exercised with respect to fewer than 50 shares.

(ii)	Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the applicable portion of any related Option shall be surrendered.

SECTION 7.    RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards.    A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)    Rights as a Stockholder.    Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, except in the case of retirement, death or disability, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.    DEFERRED STOCK AWARDS

(a)    Nature of Deferred Stock Awards.    A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, except in the case of retirement, death or disability, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the total restriction period with respect to such award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b)    Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid but for the deferral.

(c)    Rights as a Stockholder.    During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a)    Performance Criteria.    The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) revenue growth; (iv) operating income as a percentage of sales; (v) total stockholder return; (vi) changes in the market price of the Stock; (vii) sales or market share; or (viii) earnings per share.

(b)    Grant of Performance-based Awards.    With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c)    Payment of Performance-based Awards.    Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)    Maximum Award Payable.    The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 300,000 Shares (subject to adjustment as provided in Section 3(c) hereof).

SECTION 10.    TRANSFERABILITY OF AWARDS

(a)    Transferability.    Except as provided in Section 10(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)    Committee Action.    Notwithstanding Section 10(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c)    Family Member.    For purposes of Section 10(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the

Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 11.    TAX WITHHOLDING

(a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.    CHANGE OF CONTROL

(a)    Occurrence of Change of Control.    Upon the consummation of a Change of Control of the Company, as defined in Section 12(b), 50% of the unvested Awards of each grantee with a minimum of six months of service will automatically be fully vested. In the event the Change of Control of the Company is not approved by the Board of Directors, all of the outstanding Awards will automatically become fully vested upon the consummation of the Change of Control of the Company.

(b)    Definition.    For purposes of the Plan, a “Change of Control of the Company” shall be deemed to have occurred upon the occurrence of any of the following events:

(i)	any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company or an acquisition of securities involving a Corporate Transaction of the type described in the exclusion set forth in clause (iii) below); or

(ii)

persons who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii)	the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any).

Notwithstanding the foregoing, a “Change of Control of the Company” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control of the Company” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 13.    ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is granted with an exercise price of less than 100 percent of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a)    Exercise and Distribution.    Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i)	Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of ten years from the date such Award was granted.

(ii)	Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii)	Death. The date of death of the 409A Award grantee.

(iv)	Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 13(c)(ii) hereof).

(v)	Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi)	Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b)    No Acceleration.    A 409A Award may not be accelerated or exercised prior to the time specified in Section 13(a) hereof, except in the case of one of the following events:

(i)	Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii)	Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii)	Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c)    Definitions.    Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i)	“Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in IRS Notice 2005-1, Q&A-11, Q&A-12, Q&A-13 and Q&A-14 or any subsequent guidance).

(ii)	“Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii)	“Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 14.    TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.    AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 16.    STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.    GENERAL PROVISIONS

(a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Stock Certificates or uncertified Stock for any Restricted Stock Award shall be delivered to the Secretary of the Company to be held in escrow until the Award becomes vested.

(c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company’s applicable insider trading policy and procedures, as in effect from time to time.

SECTION 18.    EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 19.    GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE	APPROVED BY BOARD OF DIRECTORS: September 14, 2005

MERCURY COMPUTER SYSTEMS, INC.

C/O COMPUTERSHARE P.O. BOX 8694 EDISON, NJ 08818-8694

DETACH HERE ZMCS41

#MCS

Please mark votes as in this example.

MERCURY COMPUTER SYSTEMS, INC.

1. Election of Class II Directors: Nominees: (01) Gordon B. Baty (02) Sherman N. Mullin (03) George W. Chamillard

FOR WITHHELD

2. To approve the Mercury Computer Systems, Inc. 2005 Stock Incentive Plan.

FOR AGAINST ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For all nominees except as noted above

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Mark box at right if an address change or comment has been noted on the reverse side of this card.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting in Lieu of the 2005 Annual Meeting of Shareholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

PLEASE BE SURE TO DATE AND SIGN THIS PROXY.

Signature:

Date:

Signature:

Date:

MERCURY COMPUTER SYSTEMS, INC.

Dear Shareholder:

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management of your company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting in Lieu of the 2005 Annual Meeting of Shareholders on November 14, 2005.

Thank you in advance for your prompt consideration of these matters. Sincerely, Mercury Computer Systems, Inc.

DETACH HERE ZMCS42

PROXY

PROXY MERCURY COMPUTER SYSTEMS, INC.

SPECIAL MEETING IN LIEU OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 14, 2005

The undersigned hereby appoints James R. Bertelli, Robert E. Hult and Anthony J. Medaglia, Jr., and each of them singly, with full power of substitution, proxies to represent the undersigned at the Special Meeting in Lieu of the 2005 Annual Meeting of Shareholders of Mercury Computer Systems, Inc. to be held on November 14, 2005 at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting including the proposals set forth on the reverseside of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN, AND IN ACCORDANCE WITH THE PROXIES DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED? DO YOU HAVE ANY COMMENTS?